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Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in Amendment No. 3 to this Registration Statement on Form S-1 (No. 333-142625) of Atlas Industries Holdings LLC of our report dated July 21, 2006 relating to the financial statements of Protective Packaging, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Pittsburgh, PA
October 10, 2007

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM